WILLIAMS & WEBSTER, P.S.
Certified Public Accountant & Business Consultants
Bank of America Financial Center
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
509-838-511
FAX 509-838-5114
E-mail: wwpcpas@williams-webster.com

Board of Directors
Aberdene Mines Limited
Vancouver, B.C.

CONSENT OF CERTIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated May 3l, 2001, on the financial statements of Aberdene Mines Limited as of March 31, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

July 9, 2001